                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant / X /
Filed by a Party other than the Registrant /   /
Check the appropriate box:
/  / Preliminary Proxy Statement                 /  / Confidential, for Use of
                                                       the Comission Only (as
                                                       permitted by Rule
                                                       14a-6(e)(2))

/ X / Definitive Proxy Statement
/   / Definitive Additional Materials
/   / Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                          STURM, RUGER & COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

   / X / $125 per Exchange Act Rule 0-11(c)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.

   /   / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

   /   / Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.


          (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
          (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
          (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
          (5) Total fee paid:
--------------------------------------------------------------------------------
   /   /  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
   /   /  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
--------------------------------------------------------------------------------
          (1) Amount Previously Paid:
--------------------------------------------------------------------------------
          (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
          (3) Filing Party:
--------------------------------------------------------------------------------
          (4) Date Filed:
--------------------------------------------------------------------------------

                       [LOGO] STURM, RUGER & COMPANY, INC.
                               SOUTHPORT, CONNECTICUT 06490 USA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 25, 1996

         NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of STURM, RUGER & COMPANY, INC. (the "Company") will be held at the Marriott's Camelback Inn, 5402 East Lincoln Drive, Scottsdale, Arizona 85253 on the 25th day of April, 1996, at 10:30 a.m. for the purpose of considering and acting upon the following:

         1. The election of nine (9) Directors to serve for the ensuing year.

         2. The approval of the selection of Ernst & Young LLP as the Company's independent auditors for the 1996 fiscal year.

         3. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only holders of record of Common Stock at the close of business on March 14, 1996 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. The complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the Company's facility located at 200 Ruger Road, Prescott, Arizona 86301.

                                           By Order of the Board of Directors


                                           /s/ Leslie M. Gasper
                                               Leslie M. Gasper
                                               Corporate Secretary
Southport, Connecticut
March 25, 1996

         All Stockholders are cordially invited to attend the meeting. If you do not expect to be present, please date, mark and sign the enclosed form of Proxy and return it to Harris Trust & Savings Bank, P.O. Box A3800, Chicago, Illinois 60690-9608. A postage-paid envelope is enclosed for your convenience.

                                                                  March 25, 1996

STURM, RUGER & COMPANY, INC.
LACEY PLACE, SOUTHPORT, CONNECTICUT 06490
PROXY STATEMENT
1996 ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sturm, Ruger & Company, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders (the "Meeting") of the Company to be held at 10:30 a.m. on April 25, 1996 at the Marriott's Camelback Inn, 5402 East Lincoln Drive, Scottsdale, Arizona or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy are first being sent to stockholders on or about March 25, 1996.

         The mailing address of the principal executive office of the Company is Lacey Place, Southport, Connecticut 06490.

         If the enclosed proxy is signed and returned, it will be voted in accordance with its terms. However, a stockholder of record may revoke his or her proxy before it is exercised by (i) giving written notice to the Company's Secretary at the Company's address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company's Secretary at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy). All expenses in connection with the solicitation of these proxies will be borne by the Company.

         The Annual Report of the Company for the year ended December 31, 1995, including financial statements, is enclosed herewith.

         Only holders of Common Stock of record at the close of business on March 14, 1996 will be entitled to vote at the Meeting. Each holder of record of the issued and outstanding shares of voting Common Stock, $1.00 par value, of the Company (the "Common Stock") is entitled to one vote per share. As of March 14, 1996, 13,455,400 shares of Common Stock were issued and outstanding. The stockholders holding a majority of the issued and outstanding Common Stock, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as being present at the Annual Meeting, with the result that abstentions and broker non-votes will have the same effect as votes against the election of directors.

                              ELECTION OF DIRECTORS

         Nine Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his successor is elected and has qualified.

         All of the nominees for Director were elected at the last Annual Meeting. If no contrary instructions are indicated, proxies will be voted for the election of the nominees for Director. Should any of the said nominees for Director not remain a candidate at the time of the Meeting (a condition which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees for Director selected by management of the Company. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of Directors.

         The following table sets forth certain information concerning each nominee's age, principal occupation, other directorships in publicly-held corporations and the number and percentage of shares of Common Stock of the Company beneficially owned by such nominee as of February 1, 1996.

                                           BUSINESS EXPERIENCE                                              SHARES
                                           DURING THE PAST FIVE YEARS                FIRST BECAME         BENEFICIALLY       PERCENT
NAME                            AGE        AND OTHER DIRECTORSHIPS                    A DIRECTOR             OWNED          OF CLASS
----                            ---        -----------------------                    ----------             -----          --------

William B. Ruger                79         Chairman of the Board, Chief             January, 1949        2,407,448(1)        17.89%
                                           Executive Officer and Treasurer.
                                           President of the Company
                                           from 1949 to 1990.

William B. Ruger, Jr.(2)        56         Vice Chairman and  Senior                March, 1970          1,312,000(3)         9.75%
                                           Executive Officer.
                                           President of the Company
                                           from 1991 to July, 1995.

John M. Kingsley, Jr.           64         Executive Vice President                 April, 1972              2,080             *
                                           of the Company.

Townsend Hornor                 69         Director of Nickerson                    April, 1972              1,600             *
                                           Lumber  Co.

Stanley B. Terhune              70         Director and Consultant to               January, 1975            2,400(4)          *
                                           the Company.  Retired as
                                           Vice President of
                                           the Company effective
                                           January 31, 1992.

Richard T. Cunniff              73         President and Director of                December, 1986           5,250(5)           *
                                           The Sequoia Fund, an
                                           investment company regis-
                                           tered under the Investment
                                           Company Act of 1940. President
                                           and principal of Ruane,
                                           Cunniff & Co., Inc., an
                                           investment advisor registered
                                           under the Investment Advisors
                                           Act of 1940.

                                       BUSINESS EXPERIENCE                                                  SHARES
                                       DURING THE PAST FIVE YEARS                     FIRST BECAME       BENEFICIALLY      PERCENT
NAME                       AGE         AND OTHER DIRECTORSHIPS                        A DIRECTOR             OWNED         OF CLASS
----                       ---         -----------------------                        ----------             -----         --------

Nils Anderson, Jr.         82          Retired President of                           April, 1988             1,200            *
                                       Debevoise-Anderson Co., Inc.,
                                       dissolved in 1988 (processing
                                       of metallurgical products).

                                       Former President of Port Ore
                                       Processing Co. (ore processing).
                                       Industrial Historian.

Paul X. Kelley             67          Vice Chairman of Cassidy &                     April, 1990             1,000(6)         *
                                       Associates, Inc. (government relations).
                                       Commandant of the Marine Corps
                                       and member of the Joint Chiefs of
                                       Staff from 1983 to 1987. Director of
                                       Allied-Signal Inc. (aerospace, auto-
                                       motive and engineered materials),
                                       GenCorp Inc. (aerospace, automotive,
                                       polymer products), PHH Corpora-
                                       tion (automobile leasing and relocation
                                       services), The Wackenhut Corporation
                                       (security services), UST Inc. (tobacco
                                       products and wine) and Saul Centers,
                                       Inc. (real estate investment trust).

James E. Service           65          Consultant, PGGR/Russell Inc.                  July, 1992                400            *
                                       (investment management).
                                       Commander, U.S. Naval Air Force,
                                       Pacific Fleet, from 1985 to 1987.
                                       Director of Wood River Medical
                                       Center, Ketchum, Idaho.


---------------------

       * Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

(1) Includes 271,448 shares of Common Stock as to which Mr. Ruger is entitled to direct the vote pursuant to a voting agreement.

(2)      Son of William B. Ruger.

(3) Includes 912,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such shares.

(4) Mr. Terhune owns 400 of the shares in joint tenancy with his wife. The remaining 2,000 shares are held by Mr. Terhune as trustee of a revocable trust for the benefit of Mr. Terhune and his spouse.

(5) Does not include 5,250 shares of Common Stock owned by Mr. Cunniff's wife and 400 shares of Common Stock owned by Mr. Cunniff's daughter as to which Mr. Cunniff disclaims beneficial ownership. The Sequoia Fund, of which Mr. Cunniff is the President, a director and a stockholder, owns 169,600 shares of Common Stock, as to which Mr. Cunniff also disclaims beneficial ownership. Mr. Cunniff is also the President, a director and a principal stockholder of Ruane, Cunniff & Co., Inc., which manages discretionary accounts and which holds 219,034 shares of Common Stock. The firm of Ruane, Cunniff & Co., Inc. is able to direct the sale or disposition of the 219,034 shares; however, 24,124 shares may be voted by Ruane, Cunniff & Co., Inc. and 194,910 shares may be voted only by their beneficial owners. Mr. Cunniff disclaims beneficial ownership of such 219,034 shares.

(6)      General Kelley owns 400 of the shares in joint tenancy with his wife.

                   DIRECTOR COMPENSATION AND INFORMATION ABOUT
                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Company pays each Director who is not also an officer of the Company $10,000 per year in fees for services as a member of the Board of Directors. Each Director who is also an officer of the Company receives $6,000 per year in fees. Each Director also receives an attendance fee of $500 per meeting and is reimbursed for out-of-pocket expenses related to attendance at meetings. The fees paid to a Director for his services as a member of the Board of Directors do not include any compensation payable to such Director in connection with service by such Director on any of the committees of the Board.

        The Company does not have a nominating committee or a committee performing a similar function. The function of a nominating committee is performed by the entire Board of Directors.

        In 1995 members of the Audit Committee were Townsend Hornor, Richard T. Cunniff and Nils Anderson, Jr. The Audit Committee recommends the engagement of the independent auditors, reviews the arrangement and scope of the audit and considers comments made by the independent auditors. In addition to out-of-pocket expenses related to attendance at meetings, Messrs. Hornor, Cunniff and Anderson each received $1,000 for services rendered on such committee in 1995. The Audit Committee held one meeting during 1995.

        In 1995, the members of the Compensation Committee were William B. Ruger, Richard T. Cunniff and Nils Anderson, Jr. Mr. Ruger is the Chairman of the Board, Chief Executive Officer and Treasurer of the Company. The function of the Compensation Committee is to fix the salaries and bonuses of the executive officers of the Company. Except for out-of-pocket expenses related to attendance at meetings, Messrs. Ruger, Cunniff and Anderson did not receive compensation for services rendered on such committee in 1995. The Compensation Committee did not meet during 1995.

        The Board of Directors held four meetings during 1995. All Directors attended all meetings of the Board of Directors, and all meetings held by all committees of the Board on which each such Director served.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

        The following table sets forth certain information with respect to the compensation for calendar years 1995, 1994 and 1993 for the Company's Chief Executive Officer and the four highest paid executive officers other than the Chief Executive Officer whose salary and bonus exceed $100,000.

                                              ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                       -------------------------------------  ----------------------
                                                                 OTHER            RESTRICTED            ALL OTHER
 NAME AND PRINCIPAL                    SALARY(1)    BONUS    COMPENSATION(2)      STOCK AWARDS        COMPENSATION(3)
     POSITION                  YEAR       ($)        ($)           ($)                ($)                   ($)
     --------                  ----      ----        ---           ---                ---                   ---

William B. Ruger               1995    $333,000          0             0               0                 $  4,512
  Chairman of the Board        1994     332,500          0             0               0                    4,512
  of Directors, Chief          1993     333,000          0             0               0                    4,512
  Executive Officer,
  Treasurer and Director

William B. Ruger, Jr. (4)      1995    $198,000   $100,000      $ 19,985               0                 $ 29,400
   Vice Chairman,              1994     150,500    150,000        14,466               0                   22,275
   Senior Executive            1993     150,500    120,000        14,931               0                   21,951
   Officer and Director

Gerald W. Bersett (5)          1995    $125,000   $ 10,000             0        $100,500(6)              $ 15,109(7)
   President  and              1994           0          0             0               0                        0
   Chief Operating             1993           0          0             0               0                        0
   Officer

John M. Kingsley, Jr           1995    $198,000   $108,000      $ 23,959               0                 $ 29,904
   Executive Vice              1994     173,000    150,000        20,477               0                   26,154
   President and               1993     173,000    120,000        21,034               0                   26,154
   Director

Stephen L. Sanetti             1995    $140,000   $ 66,000      $ 16,994               0                 $ 21,348
   Vice President              1994     125,000     90,000        14,905               0                   19,098
   General Counsel             1993     117,500     70,000        14,417               0                   17,829



---------------------
(1)     Includes Directors' Fees.

(2) The amounts set forth in this column represent "gross-ups" for taxes incurred on benefits received pursuant to the Company's Supplemental Executive Profit Sharing Retirement Plan (the "Supplemental Plan").

(3) The amounts set forth in this column represent benefits received pursuant to the Company's Salaried Employees' Profit Sharing Plan, Supplemental Plan and taxable premiums paid by the Company for group term life insurance for the named individuals, respectively, as follows:
        William B. Ruger, 1995 - $0, $0 and $4,512, 1994 - $0, $0 and $4,512,
        1993 - $0, $0 and $4,512; William B. Ruger, Jr., 1995 - $2,700, $25,800
        and $900, 1994 - $2,700, $18,675 and $900, 1993 - $2,100, $19,275 and
        $576; Gerald W. Bersett, 1995 - $0, $0 and $192; John M. Kingsley, Jr., 1995 - $2,700, $25,800 and $1,404, 1994 - $2,700, $22,050 and $1,404,
        1993 - $2,100, $22,650 and $1,404; Stephen L. Sanetti, 1995 - $2,700,
        $18,300 and $348, 1994 - $2,700, $16,050 and $348, 1993 - $2,100,
        $15,525 and $204.

(4) William B. Ruger, Jr. was elected Vice Chairman and Senior Executive Officer on July 18, 1995; prior to that he was President.

(5) Gerald W. Bersett joined the Company as President and Chief Operating Officer on August 1, 1995.

(6) The amount set forth in this column represents the fair market value of 3,000 shares of restricted Common Stock granted to Gerald W. Bersett on August 23, 1995, pursuant to an employment arrangement.

(7) The amount set forth in this column for Gerald W. Bersett also includes $608 imputed interest on a $30,000 loan made by the Company, $8,834 taxable value of moving expenses reimbursed to Mr. Bersett during 1995 and $5,475 in non-taxable moving expenses reimbursed to Mr. Bersett during 1995.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

        William B. Ruger, the Chairman of the Board, Chief Executive Officer and Treasurer of the Company, has primary responsibility for setting the compensation of executive officers. In making decisions in this regard, Mr. Ruger considers such factors as the individual performance of the officer, the time elapsed since the officer's last increase in compensation and the overall performance of the Company. Despite the success of the Company over the past three years, Mr. Ruger's salary has not been increased during that time period. The Compensation Committee and the Board of Directors as a whole review Mr. Ruger's determinations. Both the Committee and the Board give such determinations great weight in formally setting executive compensation.

        The Compensation Committee has not yet adopted a policy with respect to qualification of executive compensation in excess of $1 million per individual for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Compensation Committee currently does not anticipate that the compensation of any executive officer during 1996 will exceed the limits of deductibility for 1996.

                                        Compensation Committee

                                              William B. Ruger
                                              Richard T. Cunniff
                                              Nils Anderson, Jr.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

        William B. Ruger, the Chairman of the Board, Chief Executive Officer and Treasurer of the Company, serves on the Compensation Committee.

                         COMPANY STOCK PRICE PERFORMANCE

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                         STURM, RUGER & COMPANY, INC.,
            Standard & Poors 500 And Value Line Machine Tools Index

                     (PERFORMANCE RESULTS THROUGH 12/31/95)

                                 1990            1991            1992            1993            1994            1995
                                 ----            ----            ----            ----            ----            ----
STURM, RUGER & COMPANY, INC.   $100.00         $135.71         $183.58         $257.11         $306.35         $309.37
Standard & Poors 500            100.00          139.55          140.72          154.91          157.38          215.42
Machine Tools                   100.00          125.51          143.21          163.56          139.70          191.85

Assumes $100 invested at the close of trading 12/90 in STURM, RUGER & COMPANY, INC. common stock, Standard & Poors 500, and Machine Tools.

* Cumulative total return assumes reinvestment of dividends.

                                                        SOURCE: Value Line, Inc.
Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or ommissions contained herein.

  The peer group in the above graph is the Value Line Machine Tools Industry.

                               PENSION PLAN TABLE

             Illustrative Amounts of Annual Pension Payable from the
                    Pension Plan for the Participant's Life,
                        Commencing During 1995 at Age 65


HIGHEST 60-CONSECUTIVE-MONTH                                    YEARS OF CREDITED SERVICE
AVERAGE ANNUALIZED BASE PAY                       10 YEARS               20 YEARS          25 OR MORE YEARS
----------------------------                      --------               --------          ----------------

        $  25,000                                 $  1,708               $  3,417             $  4,271
           50,000                                    4,990                  9,979               12,474
           75,000                                    8,323                 16,646               20,807
          100,000                                   11,656                 23,313               29,141
          125,000                                   14,990                 29,979               37,474
          150,000 or more                            18,323                 36,646               45,807


        All of the Company's salaried employees participate in the Sturm, Ruger & Company, Inc. Salaried Employees' Retirement Income Plan (the "Pension Plan"), which in general provides annual pension benefits at age 65 in an amount equal to: (i) 1-1/3% of the participant's final average salary (highest 60-consecutive-month average annualized base pay during the last 120 months of employment) less 0.65% of the participant's Social Security covered compensation, multiplied by (ii) the participant's years of credited service up to a maximum of 25 years.

        The pensions listed in the table above are not subject to any offset or deduction for Social Security or any other benefits.

        As of December 31, 1995, William B. Ruger and William B. Ruger, Jr. each had over 25 years of credited service, Gerald W. Bersett had less than one year of credited service, John M. Kingsley, Jr. had 24 years of credited service, and Stephen L. Sanetti had 15 years of credited service. The final average salary for these individuals under the Pension Plan for 1995 was the same as the respective salaries set forth in the Summary Compensation Table.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE

                   Illustrative Amounts of Annual Plan Benefit
                 from the Supplemental Executive Retirement Plan for the Participant's Life, Beginning at Age 65

HIGHEST 36-CONSECUTIVE-MONTH                       YEARS OF CREDITED SERVICE
    AVERAGE ANNUALIZED PAY            10 YEARS            15 YEARS                20 YEARS        25 OR MOREYEARS
    ----------------------            --------            --------                --------        ---------------


          $125,000                     $     0           $     215               $   5,279          $  10,342
           150,000                           0               2,715                   8,612             14,509
           175,000                       1,818              10,215                  18,612             27,009
           200,000                       6,818              17,715                  28,612             39,509
           225,000                      11,818              25,215                  38,612             52,009
           250,000                      16,818              32,715                  48,612             64,509
           300,000                      26,818              47,715                  68,612             89,509
           400,000                      46,818              77,715                 108,612            139,509


        The Company adopted the Sturm, Ruger & Company, Inc. Supplemental Executive Retirement Plan (the "SERP"), effective January 1, 1996. The SERP is an unfunded defined benefit plan offered to certain key executives. Currently, William B. Ruger, Jr., John M. Kingsley, Jr. and Stephen L. Sanetti participate in the plan. The SERP provides annual benefits beginning at age 65 in an amount equal to 2% of the participant's final average salary (defined as the 36-consecutive-month average annualized pay, including bonuses, incentive compensation and special payments, during which such annual pay is the highest) for each complete year of service (up to 25 years) with the Company, to a maximum of 50% of such final average salary, less (i) the amount the participant is entitled to receive under the Sturm, Ruger & Company, Inc. Salaried Employees' Retirement Income Plan, less (ii) the estimated annual amount of U.
S. Social Security benefit (primary insurance amount only) payable to the participant commencing at age 65. The benefit is payable for the life of the participant with 50% to continue for the life of the surviving spouse after the participant's death.

        The participant must generally complete ten years of service to be eligible for benefits under the SERP. In addition, eligible employees shall include only those employees who are officers and have attained the level of at least Vice President. As of December 31, 1995, William B. Ruger, Jr. had over 25 years of credited service, John M. Kingsley, Jr. had 24 years of credited service, and Stephen L. Sanetti had 15 years of credited service. The annual salary upon which the SERP benefit is calculated is limited to $400,000. The benefit amount shall be adjusted biennially for increases in the cost-of-living index as determined by the United States Department of Labor. The illustrative amounts presented above assume that the employee attains age 65 in 1996.

        The SERP provides that in the event of a change in control, participants in pay status shall be entitled to receive a lump-sum payment equal to the present value of the participant's benefit. Those not in pay status shall become fully vested and generally, if terminated within three years of a change in control, become entitled to a lump-sum payment. The payment shall be computed based upon the participant's final average salary and years of service with the Company on the date of change in control (provided, however, that in the event of a change in control, the participant's years of service with the Company for purposes of computing the benefit amount shall not be less than ten). A change in control is defined to mean the effective date of one of the following events:
(i) sale or exchange of substantially all of the capital stock of the Company;
(ii) sale of substantially all of the assets of the Company; (iii) sale of substantially all of the capital stock of the Company owned of record and beneficially by William B. Ruger and members of his family; or (iv) the merger or consolidation of the Company with or into one or more other corporations; and, in each of such four cases, the sale of stock or assets is to, or the exchange of stock is with, or the merger or consolidation is with or into one or more persons, firms or corporations, which does not own at least ten percent (10%) of the capital stock of the Company.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth as of February 1, 1996 (except as otherwise noted below) the ownership of Common Stock by each person of record or known by the Company to own beneficially more than 5% of such stock:


NAME AND ADDRESS
OF BENEFICIAL OWNER              SHARES BENEFICIALLY OWNED             PERCENT OF CLASS
-------------------              -------------------------             ----------------

William B. Ruger                           2,407,448(1)                      17.89%
P.O. Box 447
Newport, NH  03773

William B. Ruger, Jr.                      1,312,000(2)                      9.75%
P.O. Box 293
Newport, NH  03773



-------------------

(1) Includes 271,448 shares of Common Stock as to which Mr. Ruger is entitled to direct the vote pursuant to a voting agreement.

(2) Includes 912,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information as of February 1, 1996 as to the number of shares of Common Stock beneficially owned by the Chief Executive Officer of the Company, each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer and all Directors and executive officers of the Company as a group. See ELECTION OF DIRECTORS above for such information with respect to each Director of the Company.


NAME OF BENEFICIAL OWNER*                         SHARES BENEFICIALLY OWNED         PERCENT OF CLASS
-------------------------                         -------------------------         ----------------

William B. Ruger                                        2,407,448(1)                     17.89%

William B. Ruger, Jr                                    1,312,000(2)                      9.75%

Gerald W. Bersett                                           3,500                          **

John M. Kingsley, Jr                                        2,080                          **

Stephen L. Sanetti                                         16,000                          **

All Directors and executive officers as a group
 (6 outside Directors, 3 Directors who are also
 executive officers and 2 other executive officers)     3,752,878                        27.89%



-----------------

* The address of each of the executive officers named in this Security Ownership of Management table is c/o Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06490.

** Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

(1) Includes 271,448 shares of Common Stock as to which Mr. Ruger is entitled to direct the vote pursuant to a voting agreement.

(2) Includes 912,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such shares.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        The Company has concluded, based solely on a review of the copies of the
Section 16(a) report forms furnished to the Company, that with respect to the period from January 1, 1995 through December 31, 1995, all such forms were filed in a timely manner by the Company's officers, Directors and greater than ten percent beneficial owners.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As of December 31, 1995 William B. Ruger, Jr., Vice Chairman, Senior Executive Officer and Director of the Company, was indebted to the Company in the amount of $61,912.67 for personal loans made to Mr. Ruger from time to time. This was the largest amount outstanding during 1995. These loans did not bear interest. This amount was paid in full on March 15, 1996.

        During 1995, the Company paid Newport Mills, of which William B. Ruger, Jr. is the sole proprietor, $33,000 for storage rental.

        Stanley B. Terhune, a Director and former Vice President of the Company, serves as a consultant to the Company. For his services in this capacity, Mr. Terhune receives $100 per hour and during 1995 received a total of $199,125, including bonuses.

                        APPROVAL OF INDEPENDENT AUDITORS

        Ernst & Young LLP has served as the Company's independent auditors since 1967. Management recommends approval of the selection of this firm to act as independent auditors for the 1996 fiscal year. During 1995, Ernst & Young LLP performed various professional services in connection with its audit of the financial statements of the Company, including services relating to filings with the Securities and Exchange Commission, audits of certain employee benefit plan financial statements, attendance at the Audit Committee meeting, and consultation in connection with various business, accounting and tax matters. A representative of Ernst & Young LLP will be present at the Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

        In order to be included in the proxy materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before November 25, 1996.

                                  OTHER MATTERS

        Management of the Company does not intend to present any business at the Meeting other than as set forth in Items 1 and 2 of the attached Notice of Annual Meeting of Stockholders, and it has no information that others will present any other business at the Meeting. If other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby in accordance with their judgment on such matters.

        The Company, upon written request, will provide without charge to each person entitled to vote at the Meeting a copy of its Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 1995, including the financial statements and financial statement schedules. Such request should be directed to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06490.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Leslie M. Gasper
                                            ----------------------------------
                                            Leslie M. Gasper
                                            Corporate Secretary

                      [LOGO] STURM, RUGER & COMPANY, INC.
                             Lacey Place, Southport, Connecticut 06490

--------------------------------------------------------------------------------

PROXY                                                                      PROXY

                          STURM, RUGER & COMPANY, INC.
                    LACEY PLACE, SOUTHPORT, CONNECTICUT 06490

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 1996

        The undersigned hereby appoints William B. Ruger, John M. Kingsley, Jr., and Leslie M. Gasper as Proxies, each with the full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sturm, Ruger & Company, Inc. (the "Company"), held of record by the undersigned on March 14, 1996 at the Annual Meeting of Stockholders to be held on April 25, 1996 or any adjournment or postponement thereof.

        The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of all directors and for Proposal 2. Please sign exactly as name appears on other side of this proxy form.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                          STURM, RUGER & COMPANY, INC.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY 0

[                                                                              ]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING
PROPOSALS:

1.   ELECTION OF NINE DIRECTORS -                                FOR      WITHHOLD     FOR ALL  (Except Nominee(s) written below)
     Nominees: William B. Ruger, William B. Ruger, Jr., John     ( )        ( )          ( )     ___________________________________
     M. Kingsley, Jr., Nils Anderson, Jr., Richard T. Cunniff,
     Townsend Hornor, Paul X. Kelley, James E. Service and
     Stanley B. Terhune.

2.   Proposal to approve the appointment of Ernst & Young        FOR      AGAINST      ABSTAIN
     LLP as the independent auditors of the Company for the      ( )        ( )          ( )
     1996 fiscal year.

3.   In their discretion, the Proxies are authorized             FOR      AGAINST      ABSTAIN
     to vote upon such other business as may                     ( )        ( )          ( )
     properly come before the meeting.

                                                                                       Dated:         _________________________,1996
                                                                                       Signature(s):  ______________________________
                                                                                                      ______________________________


                                                                                       When shares are held by joint tenants, both
                                                                                       should sign. When signing as an attorney, as
                                                                                       executor, administrator, trustee or guardian,
                                                                                       please give your full title as such. If a
                                                                                       corporation, please sign in full corporate
                                                                                       name by President or other authorized
                                                                                       officer. If a partnership, please sign in
                                                                                       partnership name by authorized person.


--------------------------------------------------------------------------------